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                                                                    Exhibit 11

                            DOMINION RESOURCES, INC.
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                             ASSUMING FULL DILUTION


                                            (Million, Except Per Share Amounts)

                                               1999      1998         1997
                                               ----      ----         ----

Basic earnings per common share:

Consolidated net income (1)                  $296        $536         $399
                                             ----        ----         ----
Adjustment to average common shares:
  Shares of common stock - average
  shares outstanding                        191.4       194.9        185.2

Plus: Additional shares assuming conversion
  of installments received on stock purchase
  plan at average market value (2)            0.0         0.0          0.0
                                              ---         ---          ---

Adjusted average common shares              191.4       194.9        185.2
                                            -----       -----        -----

Basic earnings per common share             $1.55       $2.75        $2.15
                                            -----       -----        -----

Diluted earnings per common share:

Consolidated net income                     $284        $536         $399
                                            ----        ----         ----

Adjustment to average common shares:
  Shares of common stock - average
  shares outstanding                       191.4       194.9        185.2

Plus: Additional shares assuming conversion
  of installments received on stock purchase
  plan at average market value (2)           0.0         0.0          0.0
                                             ---         ---          ---

Adjusted average common shares             191.4       194.9        185.2
                                           -----       -----        -----

Diluted earnings per common share          $1.48       $2.75        $2.15
                                           -----       -----        -----

Notes:    (1) See the Consolidated
              Statements of Income.
          (2) Based on the following
              data:


                                               1999      1998         1997
                                               ----      ----         ----
Installments received on stock purchase
  plan at year-end                             $0.2      $0.4         $0.7

Average market per common share              $43.46    $43.38       $38.06